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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                          AMERICAN REALTY TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Georgia                                    54-0697989
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

     10670 North Central Expressway
                Suite 300
              Dallas, Texas                                  75231
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED

Series F Cumulative Convertible Preferred Stock      New York Stock Exchange
$2.00 Par Value Per Share

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(b) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(c), CHECK THE FOLLOWING BOX. [X]

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(d), CHECK THE FOLLOWING BOX. [ ]

         SECURITIES ACT REGISTRATION STATEMENT FILE NUMBERS TO WHICH THIS FORM
RELATES:

            Commission File No. 333-43777
            Commission File No. 333-64723
            Commission File No. 333-21583

         SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      N/A
                             ----------------------
                                (TITLE OF CLASS)

                                      N/A
                             ----------------------
                                (TITLE OF CLASS)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Description of the registrant's Series F Cumulative Convertible Preferred Stock, par value $2.00 per share (the "Series F Shares"), to be registered hereunder is incorporated by reference from the description of such shares contained in the Prospectus included in the registrant's Registration Statement on Form S-4 (Commission File No. 333-43777), as amended, originally filed on January 6, 1998, under the following captions: Summary of Terms; Description of ART Preferred Shares; and Description of the Capital Stock of ART; ART Preferred Shares. This registration statement will incorporate by reference the description of the Series F Shares contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS

         The information required by this item is incorporated by reference to Exhibits 3.1, 3.2, 3.5, 3.12, 3.16 and 4.1 to the Registration Statement, as amended.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          AMERICAN REALTY TRUST, INC.
                                          June 17, 1999

                                          By: /s/ Karl L. Blaha
                                             -----------------------------------
                                                  Karl L. Blaha
                                                  President (Principal Executive
                                                  Officer)